Exhibit 15.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-143804 on Form F-3 and Registration Statement Nos. 333-144240 and 333-207168 on Form S-8 of StealthGas Inc. of our report dated April 30, 2020, relating to the financial statements of Spacegas Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Certified Public Accountants S.A

Athens, Greece

April 30, 2020